        As filed with the Securities and Exchange Commission on January 22, 2004
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        SkillSoft Public Limited Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Republic of Ireland                                      Not Applicable
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                  107 Northeastern Boulevard, Nashua, NH 03062
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                       1995 Employee Share Purchase Plan
                       ---------------------------------
                            (Full title of the plan)

                                Charles E. Moran
                        SkillSoft Public Limited Company
                           107 Northeastern Boulevard
                          Nashua, New Hampshire 03062
                    ---------------------------------------
                    (Name and address of agent for service)


                                 (603) 324-3000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                     Proposed             Proposed
                                                      Maximum              Maximum           Amount of
Title of Securities             Amount to be      Offering Price          Aggregate         Registration
  to be Registered               Registered          Per Share         Offering Price           Fee
----------------------------------------------------------------------------------------------------------
Ordinary Shares issuable
under the 1995 Employee
Share Purchase Plan(1)        800,000 shares(2)       $8.52(3)          $6,816,000(3)        $551.42(3)
----------------------------------------------------------------------------------------------------------

(1) Each Ordinary Share is represented by one of the registrant's American Depositary Shares.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the American Depositary Shares as reported by the Nasdaq National Market on January 20, 2004, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     STATEMENT OF INCORPORATION BY REFERENCE

     This registration statement on Form S-8 is filed to register the offer and sale of an additional 800,000 shares of the registrant's ordinary shares, Euro 0.11 par value per share to be issued under the registrant's 1995 Employee Share Purchase Plan. Each ordinary share is represented by one of the registrant's American Depositary Shares. This registration statement incorporates by reference the registration statements on Form S-8, File Nos. 333-86861 (filed with the Securities and Exchange Commission on September 10,
1999) and 333-73882 (filed with the Securities and Exchange Commission on November 21, 2001).

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's Articles of Association authorize the registrant to indemnify the directors and officers of the registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The registrant's subsidiary, SmartForce USA, which has merged with and into the registrant's subsidiary, SkillSoft Corporation, has entered into indemnification agreements with its directors and officers and directors and officers of the registrant serving at the request of such subsidiary. The indemnification agreements under certain circumstances require the registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The registrant has obtained directors and officers insurance providing indemnification for certain of the registrant's directors, officers, affiliates or employees for certain liabilities.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on January 22, 2004.


                                        SKILLSOFT PUBLIC LIMITED COMPANY


                                        By: /s/ Charles E. Moran
                                            -----------------------------------
                                            Charles E. Moran
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of SkillSoft Public Limited Company hereby severally constitute and appoint Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable SkillSoft Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


SIGNATURE                             TITLE                                DATE


/s/ Charles E. Moran                  President, Chief Executive Officer   January 22, 2004
-------------------------------       and Director (Principal Executive
Charles E. Moran                      Officer)


/s/ Thomas J. McDonald                Chief Financial Officer              January 22, 2004
-------------------------------       (Principal Financial and
Thomas J. McDonald                    Accounting Officer)


/s/ William T. Coleman III            Director                             January 12, 2004
-------------------------------
William T. Coleman III


/s/ Howard Edelstein                  Director                             January 22, 2004
-------------------------------
Howard Edelstein


/s/ Stewart K.P. Gross                Director                             January 22, 2004
-------------------------------
Stewart K.P. Gross


/s/ James S. Krzywicki                Director                             January 16, 2004
-------------------------------
James S. Krzywicki


/s/ Gregory M. Priest                 Director                             January 22, 2004
-------------------------------
Gregory M. Priest


/s/ Ferdinand von Prondzynski         Director                             January 12, 2004
-------------------------------
Ferdinand von Prondzynski


                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
------      -------

 5.1        Opinion of Binchys, Solicitors

23.1        Consent of Binchys, Solicitors (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP, independent auditors

24.1 Power of Attorney (included on the signature pages of this registration statement)